EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-44150, 33-45915, 333-40883, 333-72541) of SPARTA, Inc. of our report dated March 30, 2005, except for Note 11, as to which the date is March 15, 2007 relating to the consolidated financial statements, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Orange County, California
March 29, 2007